EXHIBIT 10.14

Satisfaction: The debt secured by this Deed of Trust together with the note(s) or other obligations secured thereby have been satisfied in full.

This the              day of                         ,             .

Signed: Bank of America, N. A.

By:

Name:

Title:

FOR REGISTRATION REGISTER OF DEEDS JENNIFER LEGGETT WHITEHURST BEAUFORT COUNTY, NC 2003 Jul 17 11:25 24 AM BK 1339 PG 924-932 FEE $35.00 INSTRUMENT #2003006655 Recording Time, Book and Page

Tax Lot No.                                                      Parcel Identifier No.

Verified By                                     County on the                              day of                                                              ,                             .

by

Mail to:	Bank of Ameirca, N.A.	Prepared by: [Closer Name]
	Attn: NC Lien Perfection	Bank of America, N.A.
	P. O. Box 33562	P. O. Box 33562
	Charlotte, NC 28233-3562	Charlotte, NC 28233-3562

_______________________________________________________________________________________________________

Customer # [Customer #]

North Carolina Deed of Trust

This Deed of Trust made as of this 17th day of July, 2003 by and between;

Grantor	Trustee	Beneficiary

Fountain Powerboats, Inc., a North Carolina corporation	PRLAP, Inc.	Bank of America, N.A. a national banking association with its principal office in Charlotte, Mecklenburg County, North Carolina.

Address: 1653 Whichards Beach Road Washington, North Carolina 27889	Address: Portfolio Admin. 1400 Best Plaza Drive P. O. Box 26865 Richmond, VA 23227 VA2-410-02-01	Address: NC7-002-02-01 One Hannover Square, Suite 201 Raleigh, North Carolina 27601 Attention: Commercial Loans

Enter in appropriate block for each party: name, address, and if appropriate, character of entity; e.g. corporation or partnership.

The designation Grantor, Borrower, Trustee, and Beneficiary as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context. Subject to the preceding sentence, Borrower means Fountain Powerboats, Inc.

Witness, That Whereas, Borrower is indebted or otherwise obligated to Beneficiary in the principal sum of Eighteen Million Dollars ($18,000,000), as evidenced by a promissory note (the “Note”) of even date herewith (the principal of the Note and all present or future modifications, extensions, renewals or replacements thereof hereinafter referred to as the “Obligation”), the terms of which are incorporated herein by reference.

Now Therefore, for valuable consideration, receipt of which is hereby acknowledged, and as security for the payment of the Obligation, together with interest thereon and any other amount payable in connection therewith, Grantor has bargained, sold, given, granted and conveyed and does by these presents bargain, sell, give, grant and convey to said Trustee, Trustee’s heirs, successors, and assigns, the parcel(s) of land (the “Land”) situated in              Township, County of Beaufort, State of North Carolina, more particularly described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

EXHIBIT A

FOR DEED OF TRUST FROM FOUNTAIN POWERBOATS, INC.

to PRLAP, Inc. Trustee and Bank of America, N.A., Beneficiary

TRACT I:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

Beginning at a point in the southern right-of-way line of NCSR 1166 (Whichard’s Beach Road—60 ft. right-of-way); said point being located the following courses and distances from a concrete monument located at the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina (said concrete monument also being the southwesterly corner of Tract II described below): South 35° 52’ 54” East 62.93 feet to a point; thence South 36° 20’ 33” West 30.61 feet to a point; thence South 64° 01’ 09” East 16.66 feet to the point of beginning. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, along and with the southern right-of-way line of NCSR 1166 South 64° 01’ 03” East 132.39 feet to a point; thence along and with the southern right-of-way line of NCSR 1166 the following courses and distances: South 64 00’ 52” East 49.07 feet to a point; thence South 64 01’ 18” East 50.66 feet to a point; thence South 64 01’ 12” East 220.27 feet to a point; thence South 64 01’ 09” East 45.61 feet to a point; thence in a southeastern direction along a curve to the right having a chord bearing and distance of South 57 55’ 13” East 341.99 feet to a point; thence South 51 52’ 17” East 22.40 feet to a point; thence South 51 52’ 17” East 300.00 feet to a point; thence leaving NCSR 1166 South 38 00’ 08” West 140.26 feet to a point; thence South 51 52’ 37” East 31.00 feet to a point; thence South 51 52’ 19” East 131.00 feet to a point; thence South 38 00’ 08” West 50.00 feet to a point; thence North 51 59’ 55” West 21.00 feet to a point; thence South 37 59’ 26” West 137.56 feet to a point; thence South 52 57’ 27” East 107.66 feet to a point; thence South 35 48’ 31” West 49.16 feet to a point; thence South 37 39’ 39” West 149.73 feet to a point; thence South 37 39’ 39” West 18.38 feet to a point in a ditch; thence along and with said ditch the following courses and distances: North 56 10’ 32” West 114.97 feet to a point; thence North 57 56’ 27” West 120.08 feet to a point; thence North 59 09’ 12” West 105.20 feet to a point; thence North 57 02’ 11” West 105.33 feet to a point; thence North 64 27’ 40” West 506.54 feet to a point; thence North 56° 33’ 24” West 99.24 feet to a point; thence North 48 59’ 54” West 220.23 feet to a point; thence North 47 02’ 51” West 145.55 feet to a point in the eastern right-of-way line of a private road; thence along and with the eastern right-of-way line of said private road the following courses and distances: North 36 19’ 37” East 158.65 feet to a point; thence North 36 20’ 38” East 20.00 feet to a point; thence North 36 19’ 33” East 51.10 feet to a point; thence North 36 20’ 24” East 24.66 feet to a point; thence North 36 20’ 20” East 100.34 feet to a point; thence North 36 20’ 41” East 166.95 feet to a point; thence in a northeastern direction along a curve to the right having a radius of 20.00 feet an arc distance of 27.78 feet (said curve having a chord bearing and distance of North 76 08’ 47” East 25.60 feet) to the point of beginning.

The above described Tract I is delineated as Tract A and Tract B on a survey prepared for Fountain Power Boats, Inc. by Carolina Benchmark, P.A. dated October 12, 1987.

Together with a perpetual non-exclusive easement for ingress, egress and regress across a 60-foot wide private right-of-way running southwardly from NCSR 1166 at point (C) in the Ottis M. Crisp line as shown on the plat entitled “Plan of Land surveyed for Jennis M. Crisp” recorded in Plat Cabinet A, Slide 42A, in the Beaufort County Registry.

SAVING AND EXCEPTING FROM THE ABOVE DESCRIBED TRACT I THE FOLLOWING:

EXCEPTION 1: All that certain tract or parcel of land lying and being situate in Beaufort County, North Carolina and being more particularly described in that certain Deed from Fountain Powerboats, Inc., as Grantor, to the City of Washington, North Carolina, as Grantee, recorded in the Office of the Register of Deeds of Beaufort County, North Carolina, in Book 1145, at Page 127.

EXCEPTION 2: All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows: All of Tract 2B as shown and delineated on the map entitled “Subdivision Map, Fountain Power Boats, Inc., Tracts 2A & 2B,” prepared by Thomas W. Harwell, dated May 22, 2001, recorded in the office of the Register of Deeds of Beaufort County, North Carolina, in Plat Cabinet F, at Slide 83-6 (the “Subdivision Map”), reference to said map being hereby made for a more particular description of the property.

TRACT II:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

Beginning at an existing concrete monument in the northern right-of-way line of NCSR 1166 (Whichard’s Beach Road—60 ft. right-of-way), said concrete monument also being the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, North 30 36’ 00” East 375.64 feet to a point; thence North 30 36’ 00” East 17.00 feet to a point in a canal; thence along and with the canal the following courses and distances: North 48 42’ 00” East 23.43 feet to a point; thence North 30 26’ 00” East 476.44 feet to a point; thence leaving said canal North 31 42’ 00” East 427.85 feet to a point in the mean high water line of the Pamlico River; thence along and with the mean high water line of the Pamlico River the following courses and distances: North 71 11’ 00” East 88.88 feet to a point; thence North 78 57’ 00” East 77.78 feet to a point; thence North 51 09’ 00” East 53.88 feet to a point; thence South 21 39’ 00” East 42.48 feet to a point; thence South 55 23’ 00” East 82.19 feet to a point; thence North 65 06’ 00” East 38.64 feet to a point; thence South 45 07’ 00” East 146.64 feet to a point; thence South 59 32’ 00” East 106.73 feet to a point; thence South 65 55’ 46” East 91.98 feet to a point; thence South 87 44’ 21” East 82.14 feet to a point; thence South 83 21’ 00” East 96.80 feet to a point; thence North 78° 56’ 00” East 251.10 feet to a point; thence South 63 13’ 00” East 91.37 feet to a point; thence South 63 13’ 00” East 182.56 feet to a point; thence South 63 13’ 00” East 107.00 feet to a point; thence leaving said river South 38 18’ 41” West 21.94 feet to a concrete monument; thence South 38 18’ 41” West 701.64 feet to a concrete monument; thence South 38 18’ 41” West 64.72 feet to a concrete monument; thence South 38 18’ 41” West 108.03 feet to a concrete monument; thence South 38 18’ 41” West 106.26 feet to a concrete monument; thence South 38 18’ 41” West 104.29 feet to a concrete monument; thence South 38 18’ 41” West 102.43 feet to a concrete monument; thence South 38 18’ 41” West 127.21 feet to a concrete monument; thence South 38 18’ 41” West 35.74 feet to a concrete monument; thence South 38 18’ 41” West 63.98 feet to a concrete monument; thence South 38 18’ 41” West 99.54 feet to a concrete monument; thence South 38 18’ 41” West 99.16 feet to a concrete monument; thence South 38 18’ 41” West 106.40 feet to a concrete monument in the northern right-of-way line of NCSR 1166; thence along and with the northern right-of-way line of NCSR 1166 the following courses and distances: North 51 41’ 19” West 100.00 feet to a point; thence in a northwestern direction along a curve to the left having a chord bearing and distance of North 55 31’ 51” West 396.18 feet to a point; thence North 62 36’ 41” West 58.52 feet to a point; thence North 63 28’ 00” West 100.00 feet to a point; North 64 04’ 00” West 470.44 feet to the point of beginning.

The above described Tract II is taken from a site plan prepared for Fountain Power Boats, Inc. by Carolina Benchmark, P.A. dated August 27, 1990.

Together with all property lying between the northern property line of the above-described property, the eastern and western property line of the above-described property extended in a northeasterly direction to the mean high water line of the Pamlico River and the mean high water line of the southern shore of the Pamlico River.

TRACT III:

All that certain tract or parcel of land lying and being situate in Chocowinity Township, Beaufort County, North Carolina, and being more particularly described as follows:

BEGINNING at an existing concrete monument located in the northern right-of-way line of NCSR 1166 (Whichard’s Beach Road—60 ft. right-of-way), said point being located South 59° 50’ 02” East 1121.46 feet from a concrete monument located at the southeasterly corner of the subdivision known as Harbor Estates, as shown on a plat thereof recorded in Plat Cabinet A, Slide 113A in the office of the Register of Deeds of Beaufort County, North Carolina. Said point of beginning also being the southeastern corner of the property of Fountain Powerboats, Inc. described in the deed recorded in Deed Book 844, Page 519 in the office of the Register of Deeds of Pamlico County. THENCE FROM SAID POINT OF BEGINNING SO LOCATED, North 38° 18’ 41” East 205.53 feet to an existing concrete monument; thence North 38 18’ 41” East 99.54 feet to an existing concrete monument; thence North 38 18’ 41” East 99.57 feet to an existing concrete monument; thence North 38 18’ 41” East 127.20 feet to an existing concrete monument; thence North 38 18’ 41” East 102.41 feet to an existing concrete monument; thence North 38 18’ 41” East 383.45 feet to an existing concrete monument; thence North 38 18’ 41” East 723.64 feet more or less to the mean high water line on the southern shoreline of the Pamlico River; thence along and with the mean high water line on the southern shoreline of the Pamlico River South 03 48’ 08” East 35.33 feet to a point; thence South 31 43’ 09” West 1,725.69 feet more or less to the northern right-of-way line of NCSR 1166; thence along and with the northern right-of-way line of NCSR 1166 North 51 54’ 27” West 221.81 feet to the point of beginning.

The above described Tract III contains approximately 4.84 acres and is taken from a survey prepared for Fountain Powerboats, Inc. by W. C. Owen of Quible and Associates, P.C. dated October 15, 1996.

Together With all improvements (including fixtures) now or hereafter located on the Land and all equipment and property of Grantor now owned or hereafter acquired by Grantor and located in, on or under the Land or improvements (the Land, improvements, and other property being referred to as the “Premises”).

To Have And Hold the Premises with all easements, rights, privileges and appurtenances thereunto belonging and the rents, issues and profits thereof, to the said Trustee, Trustee’s heirs, successors, assigns forever, upon the trusts, terms and conditions, and for the uses hereinafter set forth.

If Borrower shall pay or otherwise satisfy the Obligation in accordance with its terms, together with any interest, and any other amount payable in connection therewith, and if Grantor shall perform and comply with all of the covenants, terms and conditions of this Deed of Trust, then this conveyance shall be null and void and may be cancelled of record at the request of Grantor. If, however, there shall be any Event of (as defined in the Note), the Obligation shall, at the option of Beneficiary, at once become due and payable without notice, and it shall be lawful for and the duty of Trustee, upon request of Beneficiary, either to sell the Premises at public auction for cash, after having first given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as may be then required by law and giving such notice and advertising the time and place of such sale in such manner as may be then provided by law, and upon such sale and any resales and upon compliance with the law relating to foreclose proceedings under power of sale, to convey title to the purchaser in fee simple; or at Beneficiary’s election to foreclose this Deed of Trust by judicial proceeding.

The proceeds of the sale shall, after payment of the Trustee’s commission, be applied to the costs of sale, the amount due on the Obligation and otherwise as required by the then existing law relating to foreclosures. Trustee’s commission shall be five per cent of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced, but not completed, Grantor shall pay all expenses incurred by Trustee and a partial commission computed on five percent of the outstanding indebtedness, in accordance with the following schedule to wit: one-fourth thereof before Trustee issues a notice of hearing on the right to foreclose; one-half thereof after issuance of said notice; three-fourths thereof after such hearing; and the full commission after the initial sale.

And Grantor does hereby covenant and agree with Trustee and Beneficiary as follows:

1. Future Advances. This Deed of Trust is given wholly or partly to secure all present and future advances and re-advances, if any, made or to be made pursuant to the terms of the Obligation. The amount of the present advance secured hereby is Eighteen Million Dollars ($18,000,000) and the maximum principal amount, including present and future advances, which may be secured hereby at any one time is Eighteen Million Dollars ($18,000,000).

Future advances may be made at any time between the date hereof and the date not more than fifteen (15) years from the date hereof. (If Beneficiary reserves the right to make future advances in excess of the face amount of the Obligation, it is not an indication Beneficiary intends to make such future advances.) Unless otherwise agreed to by Beneficiary and Borrower, Beneficiary is authorized to make future advances upon the request of any Borrower (when more than one) without the acknowledgement or consent of any other Borrower or the Grantor.

2. Insurance. Grantor shall keep the Premises now existing or hereafter erected, continuously insured for the benefit of Beneficiary against loss by fire, flood, windstorm and other casualties and contingencies as required by Beneficiary, in an amount at least equal to the full replacement value of the Premises. Such insurance policies shall be in a form and from companies satisfactory to Beneficiary and, among other things, shall provide for a minimum thirty (30) days advance notice to Beneficiary of any intended cancellation or non-renewal of the insurance. Grantor shall purchase such insurance, shall pay all premiums therefor, and shall deliver to Beneficiary such policies along with evidence of premium payment as long as the Obligation remains unpaid. If Grantor fails to purchase such insurance, pay the premiums therefor or deliver said policies along with evidence of payment of premiums thereon, then Beneficiary, at its option, may purchase such insurance. Beneficiary may require, in its sole discretion, that the proceeds of any such insurance, or any part thereof, be applied to the reduction of the Obligation or to the restoration or repair of the damaged Premises as the work progresses.

3. Taxes, Assessments, Charges. Grantor shall pay all taxes, assessments and charges as may be lawfully levied against the Premises within thirty (30) days after the same shall become due. In the event that Grantor fails to so pay all taxes, assessments and charges as herein required, then Beneficiary, at its option, may pay the same.

4. Condemnation. Upon the condemnation or taking of the Premises, or any part thereof, by any authority pursuant to the power of eminent domain, Beneficiary shall be entitled to receive all or any portion of the amounts awarded or paid for such taking, up to the full amount of the Obligation, which amounts awarded or paid are hereby assigned to Beneficiary. Beneficiary’s right to receive any award or payment upon any taking shall not be affected, restricted or in any way impaired by the amount or value of any remaining portions of the Premises that may continue to be subject to the terms of this Deed of Trust.

5. Waste. Grantor covenants that it will keep the Premises in as good order, repair and condition as they are now, reasonable wear and tear excepted, and that it will not commit or permit any waste.

6. Warranties. Grantor covenants with Trustee and Beneficiary that it is seized of the Premises in fee simple, and has the right to convey the same in fee simple, that title is marketable and free and clear of all encumbrances except Permitted Liens (as defined in the Loan Agreement by and between the Borrower and the Beneficiary dated as even date herewith, which Loan Agreement is referred to herein as the “Loan Agreement”), and that Grantor will warrant and defend the title against the lawful claims of all persons whomsoever, except for the exceptions, if any, contained in any title insurance policy or report, certificate or opinion of title to and approved by Beneficiary in connection with this Deed of Trust and any Permitted Liens.

7. Substitution of Trustee. Beneficiary shall at any time have the irrevocable right to remove Trustee or any successor Trustee without notice or cause and to appoint a successor by an instrument in writing, duly acknowledged, in such form as to entitle such instrument to be recorded in the same registry where this Deed of Trust is recorded. Any successor Trustee so appointed shall be vested in the title to the Premises and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as though successor Trustee was originally named herein as Trustee.

8. Expenses. Grantor agrees to indemnify and hold Trustee and Beneficiary harmless from and shall pay or reimburse them for all expenses of every kind, including, without limitation, fines, penalties, damages, attorneys’ fees, court costs, taxes, insurance premiums, and all costs of all inspections appraisals, environmental investigations and cleanups incidental to the creation, existence or protection of the Obligation, the Premises or this Deed of Trust, the collection of the Obligation, or the foreclosure of this Deed of Trust by suit or otherwise. All such expenses shall be added to the Obligation, shall bear interest at the rate provided in the Obligation for sums due after default (or at the “contract rate” if there is no “default rate”), and shall be due and payable to Beneficiary or Trustee upon demand. Grantor’s obligations hereunder shall be continuing and survive satisfaction of the Obligation, or foreclosure or sale under this Deed of Trust or delivery of a deed in lieu of foreclosure.

9. Environmental Conditions. Grantor warrants that (i) the Premises have not been and are not now being used in violation in any material respect of any federal, state or local environmental law, ordinance or regulation (“Environmental Law”); (ii) all operations of Grantor are being and in the future will be conducted in full compliance in all material respects with all Environmental Laws; (iii) except as previously disclosed to and approved by Beneficiary in writing, the Premises are free of underground storage tanks, out-of-use transformers, hazardous, radioactive, or toxic wastes, contaminants, oil, asbestos containing materials, or other materials, the production, use, storage, transportation, disposal, discharge, or removal of which is regulated, restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit (“Hazardous Substances”); (iv) Grantor has not filed nor been required to file any federal, state, or local reports or notices of any nature relating to the discovery, discharge, or disposal of Hazardous Substances on the Premises; and (v) no proceedings have been commenced or threatened, or citations, orders, or notices received, concerning the Premises and the alleged violation of any Environmental Law.

Except for materials necessary for the normal routine maintenance of the Premises, which materials shall be used in accordance in all material respects with all Environmental Laws, Grantor covenants that, without prior written consent of Beneficiary, it will not permit any Hazardous Substances to be brought into the Premises, and if otherwise brought, found or located thereon, Grantor will cause the same to be immediately removed, with proper disposal, will diligently undertake all necessary environmental cleanup procedures, and will otherwise fully comply with all Environmental Laws. Grantor covenants that it will immediately notify Beneficiary in writing of any accidents on or affecting the Premises involving Hazardous Substances, and will provide Beneficiary, upon request, with copies of all current or future environmentally related permits, filings, reports, assessments, audits, notices, complaints, and the like relating to the Premises. Grantor further covenants that upon request of Beneficiary, Grantor will, at its sole expense, obtain such environmental assessments for the Premises as Beneficiary may direct. Should Grantor fail to perform such environmental assessments within thirty (30) days of Beneficiary’s request, Beneficiary shall have the right, but not the obligation, to retain an environmental consultant to perform said assessments.

10. Appraisals. Grantor agrees that Beneficiary may order written appraisals or reappraisals of the Premises, at Grantor’s expense, when deemed necessary by Beneficiary. All such appraisals shall be in a form satisfactory to Beneficiary and from an appraiser designated by and satisfactory to Beneficiary.

11. Transfer or Mortgage of Premises. If all or any part of the Premises or any interest in it is sold, leased (other than to Borrower), mortgaged or otherwise transferred, Beneficiary may, in its sole discretion unless prohibited by law, declare the Obligation immediately due and payable in full.

12. Modifications. Grantor agrees that Beneficiary may make additional or future advances to Borrower, or may modify, extend, renew, forbear or make other accommodations with regard to the Obligation or this Deed of Trust, without Grantor’s consent.

13. Access Onto Premises. Beneficiary is hereby granted an easement to enter and to authorize others to enter upon the Premises for the purposes of conducting environmental assessments (including taking physical samples), inspecting, appraising or taking any other action deemed necessary or desirable by Beneficiary to protect its interest in the Premises. Grantor acknowledges that no adequate remedy at law exists for a violation of the easement and agrees Beneficiary is entitled to specific performance of its rights under the easement. The easement shall continue until the Obligation has been paid in full and this Deed of Trust has been cancelled or released of record.

14. Forbearance. No delay or forbearance by Beneficiary in exercising any or all of its rights hereunder or rights otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any Event of Default or in the event of any subsequent Event of Default, and all such rights shall be cumulative.

In Witness Whereof, Grantor has hereunder set its hand and seal, or if a corporation, has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.

FOUNTAIN POWERBOATS, INC., a North Carolina corporation

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman, CEO and President

[Corporate Seal]

Seal-Stamp	State of North Carolina County
For Individual or Partnership Grantor Use Black Ink Only	I, a notary of said county do hereby certify that ,
Grantor, personally appeared before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official stamp or seal, this day of , 20 .

	My commission expires:	_______________________________________
Notary Public

Seal-Stamp	State of North Carolina County

For Individual or Partnership Grantor Use Black Only	I, a notary of said county do hereby certify that
, Grantor, personally appeared before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official stamp or seal, this day of , 20 .

	My commission expires:	_______________________________________
Notary Public

Seal-Stamp
For Corporate Grantor Use Black Ink Only

State of North Carolina, County of Wake

I, Eric Sean Brown notary of said county do hereby certify that Reginald M. Fountain, Jr. personally appeared before me this day and acknowledged that he is Chairman, CEO and President of Fountain Powerboats, Inc., a North Carolina corporation, Grantor, and that he as Chairman, CEO and President being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official stamp or seal, this 16th day of July, 2003.

	My commission expires: June 27, 2004	/s/ Eric Sean Brown
Notary Public

The foregoing certificate(s) of

___________________________________________________________________________________________________

Notary(ies) Public is (are) certified to be correct. This instrument and this certificate are duly registered at the date and time in the Book and Page shown on the first page hereof.

                                                                          Register of Deeds for                                                                       County

By:                                                                       Deputy/Assistant-Register of Deeds

JENNIFER LEGGETT WHITEHURST

BEAUFORT COUNTY REGISTER OF DEEDS

COURTHOUSE BUILDING

112 W. 2ND STREET

WASHINGTON, NC 27889

Filed For Registration:	07/17/2003 11:25:24 AM
Book:	RE 1339 page 924-932
Document No.:	2003006655
TRUST 9 PGS $35.00

Recorder:	REBECCA B. NORMAN

State of North Carolina, County of Beaufort

The foregoing certificate of ERIC SEAN BROWN Notary is certified to be correct. This 17TH of July 2003

JENNIFER LEGGETT WHITEHUREST, REGISTER OF DEEDS

By:	/s/ Rebecca B. Norman
Assistant Register of Deeds
Ward & Smith Label 1 of 5

*2003006655*

2003006655